                                                               EXHIBIT 10.10

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                              PARTICIPATE.COM, INC.



                       945 WEST GEORGE STREET, THIRD FLOOR
                          CHICAGO, ILLINOIS 60657-5007


                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                               SEPTEMBER 17, 1999
















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                                                     TABLE OF CONTENTS
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                                                                                                                    PAGE
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Section 1 Authorization and Sale of Preferred Stock...................................................................1

         1.1      Authorization.......................................................................................1
         1.2      Sale of Shares......................................................................................1


Section 2 Closing Dates; Delivery.....................................................................................1

         2.1      Closing.............................................................................................1
         2.2      Delivery............................................................................................2


Section 3 Representations and Warranties of the Company...............................................................2

         3.1      Organization and Standing; Certificate and Bylaws...................................................2
         3.2      Corporate Power.....................................................................................2
         3.3      Subsidiaries........................................................................................2
         3.4      Capitalization......................................................................................2
         3.5      Authorization.......................................................................................3
         3.6      Financial Statements................................................................................3
         3.7      Material Obligations................................................................................4
         3.8      Changes.............................................................................................4
         3.9      Material Contracts and Commitments..................................................................5
         3.10     Intellectual Property, Trademarks, etc..............................................................6
         3.11     Title to Properties and Assets; Liens, etc..........................................................6
         3.12     Compliance with Other Instruments, None Burdensome, etc.............................................6
         3.13     Litigation, etc.....................................................................................7
         3.14     Registration Rights.................................................................................7
         3.15     Governmental Consent, etc...........................................................................7
         3.16     Offering............................................................................................7
         3.17     Brokers or Finders..................................................................................7
         3.18     Employees...........................................................................................7
         3.19     Proprietary Information and Inventions Agreement....................................................8
         3.20     Compliance with Laws; Permits.......................................................................8
         3.21     Environmental and Safety Laws.......................................................................8
         3.22     Obligations to Related Parties......................................................................8
         3.23     Tax Returns and Payments............................................................................9
         3.24     Qualified Small Business............................................................................9
         3.25     Minute Books........................................................................................9
         3.26     Insurance...........................................................................................9
         3.27     Consolidation of Old Participate....................................................................9

Section 4 Representations and Warranties of the Purchasers............................................................9

         4.1      Experience; Speculative Nature of Investment.......................................................10
         4.2      Investment.........................................................................................10
         4.3      Rule 144...........................................................................................10
         4.4      No Public Market...................................................................................10
         4.5      Access to Data.....................................................................................10
         4.6      Authorization......................................................................................10
         4.7      Brokers or Finders.................................................................................11
         4.8      Tax Liability......................................................................................11


Section 5 Conditions to Purchasers' Obligations to Close..............................................................11

         5.1      Representations and Warranties Correct.............................................................11
         5.2      Covenants..........................................................................................11
         5.3      Blue Sky...........................................................................................11
         5.4      Certificate of Incorporation.......................................................................11
         5.5      Rights Agreement...................................................................................11
         5.6      Compliance Certificate.............................................................................11
         5.7      Board of Directors.................................................................................12
         5.8      Opinion of Company Counsel.........................................................................12
         5.9      Vesting Agreement With Alan K. Warms...............................................................12
         5.10     Management Rights Letter...........................................................................12


Section 6 Conditions to Company's Obligations to Close...............................................................12

         6.1      Representations....................................................................................12
         6.2      Covenants..........................................................................................12
         6.3      Blue Sky...........................................................................................12
         6.4      Certificate of Incorporation.......................................................................12
         6.5      Rights Agreement...................................................................................12


Section 7 Miscellaneous..............................................................................................13

         7.1      Governing Law......................................................................................13
         7.2      Survival...........................................................................................13
         7.3      Expenses...........................................................................................13
         7.4      Successors and Assigns.............................................................................13
         7.5      Entire Agreement; Amendment........................................................................13
         7.6      Notices, etc.......................................................................................13

         7.7      Delays or Omissions................................................................................14
         7.8      California Corporate Securities Law................................................................14
         7.9      Counterparts.......................................................................................14
         7.10     Severability.......................................................................................14
         7.11     Exculpation Among Purchasers.......................................................................14
         7.12     Titles and Subtitles...............................................................................15

EXHIBITS
--------

       A      Schedule of Purchasers................................................................................A-1
       B      Certificate of Incorporation..........................................................................B-1
       C      Stockholder Rights Agreement..........................................................................C-1
       D      Compliance Certificate................................................................................D-1
       E      Opinion of Company Counsel............................................................................E-1
       F      Founder Stock Vesting Agreement.......................................................................F-1
       G      Management Rights Letter..............................................................................G-1
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                                       -iii-

                              PARTICIPATE.COM, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Series B Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of September 17, 1999 by and among Participate.com, Inc., a Delaware corporation (the "COMPANY"), and the persons and entities listed on the Schedule of Purchasers attached hereto as EXHIBIT A (each a "PURCHASER," and collectively, the "PURCHASERS").

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company will, prior to the Initial Closing (as defined below), authorize the sale and issuance of up to 4,532,174 shares (the "Shares") of the Company's Series B Preferred Stock (the "SERIES B PREFERRED"), and the issuance of such shares of common stock of the Company (the "COMMON Stock") issuable upon conversion of the Shares having the rights, privileges and preferences as set forth in the Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") in the form attached to this Agreement as EXHIBIT B.

         1.2 SALE OF SHARES. Subject to the terms and conditions of this Agreement, each of the Purchasers agrees to purchase, severally and not jointly, and the Company agrees to sell and issue to each Purchaser, severally and not jointly, the number of shares set forth in the column designated "Number of Series B Shares" opposite such Purchaser's name on the Schedule of Purchasers, at a cash purchase price of $2.95 per share (the "PURCHASE PRICE").

                                    SECTION 2

                             CLOSING DATES; DELIVERY

         2.1 CLOSING. The purchase and sale of the Shares hereunder shall take place at one or more closings (each of which is referred to in this Agreement as a "CLOSING"). The initial closing (the "INITIAL CLOSING") shall take place on September 17, 1999 and the subsequent closing(s) shall take place on such date or dates as shall be approved by the Company's Board of Directors (the "BOARD OF DIRECTORS") no later than ninety (90) days following the Initial Closing (each such closing date is referred to in this Agreement as a "CLOSING DATE"). The Company may sell up to the balance of the authorized shares of Series B Preferred not sold at the Initial Closing to such persons in any subsequent closing as may be approved by the Board of Directors. All such sales shall be made on the terms and conditions set forth in this Agreement. Any shares of Series B Preferred sold at subsequent closings shall be deemed to be "SHARES" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "PURCHASERS" for all purposes under this Agreement. Each Closing shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 2:00 p.m. local time, on each Closing Date, or at such other time and place upon which the Company and the Purchasers agree.

         2.2 DELIVERY. At each Closing, the Company will deliver to each Purchaser a certificate registered in such Purchaser's name representing the number of Shares that such Purchaser is purchasing against payment of the purchase price therefor as set forth in the column designated "Purchase Price" opposite such Purchaser's name on the Schedule of Purchasers, by check payable to the Company or wire transfer per the Company's instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions dated as of the date of this Agreement and delivered to the Purchasers (the "SCHEDULE OF EXCEPTIONS"), the Company represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company's business as now conducted.

         3.2 CORPORATE POWER. The Company will have at each Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and that certain Stockholder Rights Agreement entered into between the Company and the Purchaser, and attached as EXHIBIT C (the "RIGHTS AGREEMENT"), to sell and issue the Shares hereunder, to issue the shares of Common Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement and the Rights Agreement (together the "AGREEMENTS") and the Certificate of Incorporation.

         3.3 SUBSIDIARIES. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists or will, upon the filing of the Certificate of Incorporation, consist of 24,000,000 shares of Common Stock, of which 4,149,450 shares are issued and outstanding as of the date of this Agreement, 624,000 shares of Series A Preferred Stock (the "SERIES A PREFERRED"), all of which are issued and outstanding as of the date of this Agreement and 4,532,174 shares of Series B Preferred, none of which are issued and outstanding prior to the Initial Closing. The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable. The Company has reserved (a) 4,532,174 shares of Series B Preferred for issuance hereunder, (b) 4,532,174 shares of Common Stock for issuance upon conversion of the Series B Preferred, and (c) 935,550 shares of its Common Stock for issuance to employees, consultants or directors pursuant to its 1999 Stock Option Plan, of which options to purchase 65,000 shares of Common Stock are currently issued. The Common Stock, the Series A Preferred and the Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation. Except as set forth in the Schedule of Exceptions, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock. Except as set forth in the Schedule of Exceptions, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

         3.5 AUTHORIZATION. All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares, the Common Stock issuable upon conversion of the Shares, and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, except that the indemnification provisions of Section 1.10 of the Rights Agreement may be further limited by principles of public policy. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Certificate of Incorporation; the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate of Incorporation will be validly issued, and will be fully paid and nonassessable; and the Shares and the Common Stock issued upon conversion of the Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser; PROVIDED, HOWEVER, that the Shares, and the Common Stock issuable upon conversion of the Shares, are subject to restrictions on transfer under state and/or federal securities laws as set forth herein and in the Rights Agreement. The sale of the Shares and the Common Stock issuable upon conversion of the Shares are not subject to any preemptive rights or rights of first refusal.

         3.6 FINANCIAL STATEMENTS. The Company has delivered to each Investor the audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) of Extranet Solutions, LLC, a Delaware limited liability company, ("OLD PARTICIPATE") for the fiscal year then ended December 31, 1998, and its unaudited financial statements (balance sheet, profit and loss statement and statement of Cash Flows) as at and for the six-month period ended June 30, 1999 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of Old Participate as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements, to normal year-end audit adjustments. Except as set forth in the

Financial Statements, neither the Company nor Old Participate has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or Old Participate. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         3.7 MATERIAL OBLIGATIONS. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (a) liabilities and obligations which have been incurred in the ordinary course of business which have not been, either in any case or in the aggregate, material and (b) liabilities and obligations under a lease for its principal offices.

         3.8 CHANGES. To the best of the Company's knowledge, since June 30, 1999, there has not been:

                (a) Any change in the assets, liabilities, financial condition or operations of Old Participate or the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of Old Participate or the Company;

                (b) Any resignation or termination of employment any officer or key employee of Old Participate or the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

                (c) Any material change, except in the ordinary course of business, in the contingent obligations of Old Participate or the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business, prospects or financial condition of Old Participate or the Company (as such business is presently conducted and as it is presently proposed to be conducted;

                (e) Any waiver by Old Participate or the Company of a valuable right or of a material debt owed to it;

                (f) Any direct or indirect loans made by Old Participate or the Company to any stockholder, member, employee, officer or director of Old Participate or the Company, other than advances made in the ordinary course of business;

                (g) Any material change in any compensation arrangement or agreement with any employee, officer, member or stockholder or Old Participate or the Company;

                (h) Any declaration or payment of any dividend or other distribution of the assets of Old Participate or the Company;

                (i)   Any labor organization activity;

                (j) Any debt, obligation or liability incurred, assumed or guaranteed by Old Participate or the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets by Old Participate or the Company;

                (l) Any change in any material agreement to which Old Participate or the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of Old Participate the Company;

                (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of Old Participate or the Company; or

                (n) Any arrangement or commitment by Old Participate or the Company to do any of the acts described in this Section 3.8.

         3.9 MATERIAL CONTRACTS AND COMMITMENTS. To the Company's knowledge, all of the material contracts, agreements and instruments to which the Company is a party are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Common Stock, there are no agreements, understanding or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Old Participate or the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, Old Participate or the Company in excess of $50,000 (other than obligations of, or payments to, Old Participate or the Company arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Old Participate or the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) provisions restricting the development, manufacture or distribution of Old Participate's or the Company's products or services, or
(iv) indemnification by Old Participate or the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

For the purposes of the foregoing, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts.

         3.10 INTELLECTUAL PROPERTY, TRADEMARKS, ETC. To the best of its knowledge (but without having conducted any special investigation or patent search), the Company has the right to use, free and clear of all liens, charges, claims and restrictions, all intellectual property, patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to the business of the Company as presently conducted. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Neither Old Participate nor the Company has received any communications alleging that Old Participate or the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade -names, copyrights or trade secrets or other proprietary rights of any other person or entity nor is aware of any such violation. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

         3.11 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) the lien of current taxes not yet due and payable and (b) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.12 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of its Certificate of Incorporation , Amended and Restated Limited Liability Company Agreement or Bylaws or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the Company's knowledge, the Company is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Company's Certificate of Incorporation or Bylaws or any of its agreements, nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.13 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the Company's knowledge, is there any threat thereof). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.14 REGISTRATION RIGHTS. Except as provided in the Rights Agreement, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.15 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements or the offer, sale or issuance of the Shares, and the Common Stock issuable upon conversion of the Shares, or the consummation of any other transaction contemplated hereby or thereby, except (a) filing of the Certificate of Incorporation in the office of the Delaware Secretary of State, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares, and the Common Stock issuable upon conversion of the Shares, under applicable state Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.16 OFFERING. Subject to the accuracy of the each Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         3.17 BROKERS OR FINDERS. The Company has not engaged any brokers, finders or agents, and the Purchasers have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, the Company hereby agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees or representatives is responsible.

         3.18 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as set forth in the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. Neither Old Participate nor the Company has received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.19 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each current and former employee, officer and consultant of Old Participate and the Company has executed a Proprietary Information and Inventions Agreement in the form previously provided to the Purchasers' special counsel. No current or former employee, officer or consultant of Old Participate or the Company has excluded works or inventions made prior to his or her employment with Old Participate or the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

         3.20 COMPLIANCE WITH LAWS; PERMITS. To the Company's knowledge, neither Old Participate nor the Company is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.21 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.22 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, members or employees of the Company or Old Participate other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or Old Participate and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the best of the Company's knowledge, no officer, director or stockholder, member or any member of their immediate families, is, directly or indirectly, interested in any material contract with Old Participate or the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Neither the Company nor Old Participate is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.23 TAX RETURNS AND PAYMENTS. Old Participate and the Company have timely filed all tax returns (federal, state and local) required to be filed by them. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge, all other taxes due and payable by Old Participate or the Company on or before the Closing, have been paid, or will be paid, prior to the time they become delinquent. Neither Old Participate nor the Company have been advised (a) that any of their returns, federal, state or other, have been or are being audited as of the date hereof or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         3.24 QUALIFIED SMALL BUSINESS. To the Company's knowledge, the Company is a "qualified small business" within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date hereof and the Shares should qualify as "qualified small business stock" as defined in
Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code, and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code.

         3.25 MINUTE BOOKS. The minute books of Old Participate and the Company made available to the Purchasers contain a complete summary of all actions and meetings of directors and stockholders since the time of incorporation.

         3.26 INSURANCE. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         3.27 CONSOLIDATION OF OLD PARTICIPATE. The Company and Old Participate have agreed to the roll-up of Old Participate into the Company and the dissolution of Old Participate (the "Roll-Up") and the Roll-Up has been consummated. The documents and agreements entered into by the Company and Old Participate in connection with the Roll-Up (the "Roll-Up Agreements") are in substantially the same form as have been provided to the Purchasers prior to the Closing. Pursuant to the Roll-Up, the Company has acquired good and marketable title to all properties, assets and leasehold estates purported to be transferred pursuant to the Roll-Up Documents and the Roll-Up Documents are valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of Shares by such Purchaser, and with respect only to such Purchaser, as follows:

         4.1 EXPERIENCE; SPECULATIVE NATURE OF INVESTMENT. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

         4.2 INVESTMENT. The Purchaser is acquiring the Shares and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Series B Preferred to be purchased hereby and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

         4.3 RULE 144. The Purchaser acknowledges that the Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         4.6 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as the indemnification provisions of Section 1.10 of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 BROKERS OR FINDERS. The Purchaser has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, such Purchaser agrees to indemnify and hold harmless the Company and each other Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which the Company, any other Purchaser, or any of their officers, directors, employees or representatives, is responsible.

         4.8 TAX LIABILITY. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents other than the representations and warranties set forth herein. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

                                    SECTION 5

                 CONDITIONS TO PURCHASERS' OBLIGATIONS TO CLOSE

         The Purchasers' obligations to purchase the Shares at each Closing are, unless waived by the Purchasers, subject to the fulfillment on or before the Closing of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in the Agreements to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares, and the Common Stock issuable upon conversion of the Shares.

         5.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation shall have been duly authorized, executed and filed with the Secretary of State of the State of Delaware.

         5.5 RIGHTS AGREEMENT. The Company and the Purchasers shall have executed and delivered the Rights Agreement.

         5.6 COMPLIANCE CERTIFICATE. The President of the Company shall have executed a Compliance Certificate, in the form of EXHIBIT D hereto, certifying the satisfaction of the conditions to closing listed in Sections 5.1 and 5.2 hereof.

         5.7 BOARD OF DIRECTORS. The directors of the Company shall be Alan K. Warms, Steve Bowsher, Mark DeNino, Jim Collis, and two (2) outside directors to be nominated by Alan K. Warms.

         5.8 OPINION OF COMPANY COUNSEL. Each Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as EXHIBIT E.

         5.9 VESTING AGREEMENT WITH ALAN K. WARMS. The Company and Alan K. Warms shall have executed and delivered a Founder Stock Vesting Agreement in the form attached hereto as EXHIBIT F.

         5.10 MANAGEMENT RIGHTS LETTER. The Company shall have executed and delivered a Management Rights Letter in substantially the form set forth as EXHIBIT G to each Purchaser that has requested such letter.

                                    SECTION 6

                  CONDITIONS TO COMPANY'S OBLIGATIONS TO CLOSE

         The Company's obligation to sell and issue the Shares at each Closing is, unless waived by the Company, subject to the fulfillment of the following conditions:

         6.1 REPRESENTATIONS. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct as of the Closing Date.

         6.2 COVENANTS. All covenants, agreements and conditions contained in the Agreements to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares, and the Common Stock issuable upon conversion of the Shares.

         6.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation shall have been duly authorized, executed and filed with the Secretary of State of the State of Delaware.

         6.5 RIGHTS AGREEMENT. The Company and the Purchasers shall have executed and delivered the Rights Agreement.

                                    SECTION 7
                                  MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby.

         7.3 EXPENSES. If the Initial Closing is effected, the Company shall reimburse the reasonable fees of Cooley Godward LLP, special counsel for the Purchasers, not to exceed $20,000, and shall, upon receipt of a bill therefor, reimburse the reasonable out of pocket expenses for such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; PROVIDED, HOWEVER, that the rights of the Purchasers to purchase the Shares shall not be assignable without the consent of the Company.

         7.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at each Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; PROVIDED, HOWEVER, that Purchasers holding a majority of the Common Stock issued or issuable upon conversion of the outstanding Shares may, with the Company's prior written consent, waive, modify, or amend on behalf of all Purchasers, any provision hereof.

         7.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address, as shown on the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchasers.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         7.7 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         7.8 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         7.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED THAT no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         7.11 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Common Stock issuable upon conversion of the Shares.

         7.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.



            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

         The foregoing Agreement is hereby executed as of the date first above written.


                                  "COMPANY"

                                  PARTICIPATE.COM, INC.
                                  a Delaware corporation


                                  By:
                                     -------------------------------------------
                                       Alan K. Warms
                                       President


                                  "PURCHASER"

                                  InterWest Partners VII, L.P.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  InterWest Investors VII, L.P.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  TL Ventures IV, L.P.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


         (SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT)

                                  TL Ventures IV Interfund L.P.


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  CEA Capital Partners USA, L.P.
                                  By:  CEA Management Corp.,
                                      its authorized representative


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  CEA Capital Partners USAW CI, L.P.
                                  By:  CEA Management Corp.,
                                     its authorized representative


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------




         (SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT)

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                                  NO. OF SERIES B
                                                                  ---------------
         INVESTOR                                                      SHARES                 PURCHASE PRICE
         --------                                                      ------                 ---------------

         InterWest Partners VII, L.P.                                 1,621,437               $ 4,783,239.00
         InterWest Investors VII, LP                                     73,563                 $ 217,011.00
         c/o InterWest Partners
         3000 Sand Hill Road #3-255
         Menlo Park, CA 94025

         TL Ventures IV L.P.                                          1,155,954               $ 3,410,064.00
         TL Ventures IV Interfund L.P.                                   30,546                  $ 90,111.00
         c/o TL Ventures IV LLC
         700 Building
         435 Devon Park Drive
         Wayne, PA  19087

         CEA Capital Partners USA, L.P.                                 906,842               $ 2,675,183.90
         CEA Capital Partners USA CI, L.P.                              279,658                 $ 824,991.10
         c/o CEA Management Corp.
         17 State Street, 35th Floor
         New York, NY  10004

         Previous Investors                                             464,174               $ 1,369,313.00

                                                                     ----------               --------------

         TOTALS:                                                      4,532,174               $13,369,913.00

                                    EXHIBIT B

                                     FORM OF
                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT C

                      FORM OF STOCKHOLDER RIGHTS AGREEMENT

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

         Pursuant to Section 5.6 of that certain Series B Preferred Stock Purchase Agreement dated September ___, 1999 among Participate.com, Inc., a Delaware corporation (the "COMPANY"), and the Purchaser listed therein (the "AGREEMENT"), the undersigned, Alan K. Warms, does hereby certify on behalf of the Company as follows:

         1. He is the duly elected President of the Company;

         2. The Company has fulfilled all of the conditions specified in Sections 5.1 and 5.2 of the Agreement; and,

         3. Except as set forth in the Schedule of Exceptions to Representations and Warranties attached to the Agreement as Exhibit B, the representations and warranties of the Company set forth in Section 3 of the Agreement are true and correct as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of September, 1999.


                                      ------------------------------------------
                                      Alan K. Warms
                                      President

                                    EXHIBIT E

                       FORM OF OPINION OF COMPANY COUNSEL

                                    EXHIBIT F

                     FORM OF FOUNDER STOCK VESTING AGREEMENT

                                    EXHIBIT G

                        FORM OF MANAGEMENT RIGHTS LETTER

                              [Company Letterhead]

____________, 1999

InterWest Partners VII, L.P.
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, California 94025

Re:      Management Rights

Dear Sirs:

You have informed us that pursuant to regulations promulgated by the U.S. Department of Labor, you are required to receive "management rights" in connection with portfolio investments that you make. This letter will confirm our agreement that pursuant to the purchase of Series B Preferred Stock of Participate.com, Inc. (the "Company") by InterWest Partners VII, L.P. ("Investor"), Investor will be entitled to the following contractual management rights, in addition to rights to nonpublic financial information, inspection rights, and other rights specifically provided to all investors in the current financing:

         (1) Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Investor regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

         (2) Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided; and

         (3) If Investor is not represented on this Company's Board of Directors, the Company shall invite a representative of Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Such representative may participate in discussions of matters brought to the Board of Directors.

Investor agrees, and any representative of Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect
(i) upon the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended in connection with the firm commitment underwritten offering of its securities to the general public, or (ii) at such time as the Investor and any affiliates hold less than ten percent (10%) of the outstanding Series B Preferred Stock of the Company. The confidentiality provision hereof will survive any such termination.

Very truly yours,

-----------------------------------------------------





By:
   --------------------------------------------------
      [name]
      [title]


                                      G-2